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                                                                      EXHIBIT 15


                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Board of Directors and Shareholders
Cubic Corporation

We have reviewed the accompanying consolidated condensed balance sheet of Cubic Corporation as of June 30, 2002, and the related consolidated condensed statements of income and cash flows for the three-and nine-month periods ended June 30, 2002 and 2001. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated condensed financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States.

We have previously audited, in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet of Cubic Corporation as of September 30, 2001 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended (not presented herein) and in our report dated November 20, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated condensed balance sheet at September 30, 2001, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


ERNST & YOUNG LLP
San Diego, California
July 24, 2002